SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Sanmina-SCI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANMINA-SCI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 27, 2003

      The Annual Meeting of Stockholders of Sanmina-SCI Corporation (“Sanmina-SCI”) will be held on Monday, January 27, 2003, at 11:00 a.m., local time, at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134 (telephone number 408-964-3500) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect directors of Sanmina-SCI Corporation.

2.	To approve the adoption of the 2003 Employee Stock Purchase Plan.

3.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending September 27, 2003.

4.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on December 6, 2002 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

FOR THE BOARD OF DIRECTORS

Christopher D. Mitchell
Secretary

San Jose, California

December 18, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

SANMINA-SCI CORPORATION

PROXY STATEMENT FOR
2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina-SCI Corporation (“Sanmina-SCI”) for use at the Annual Meeting of Stockholders to be held on Monday, January 27, 2003 at 11:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134. The telephone number at the meeting location is (408) 964-3500.

      This Proxy Statement was mailed on or about December 18, 2002, to all stockholders entitled to vote at the meeting.

Record Date and Stock Ownership

      Stockholders of record at the close of business on December 6, 2002 (the “Record Date”) are entitled to vote at the meeting. As of December 6, 2002, 509,354,341 shares of our Common Stock were issued and outstanding and held of record by approximately 2,744 stockholders.

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 30, 2002, as to

•	each person who is known to us to beneficially own more than five percent of the outstanding shares of our Common Stock;

•	each director and nominee for election;

•	each officer named in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

	Shares Beneficially	Approximate Percent
Name	Owned	Owned

Capital Research and Management Company	61,180,660	12.0%
333 South Hope Street Los Angeles, CA 90071
AXA Assurances I.A.R.D. Mutuelle	37,264,867	7.3%
1290 Avenue of the Americas New York, New York 10104
Jure Sola(1)(5)	5,874,719	1.1%
A. Eugene Sapp, Jr.(1)(3)	1,900,324	*
Randy W. Furr(1)	2,661,049	*
Rick R. Ackel(1)	219,814	*
Hari Pillai(1)(7)	331,505	*
Steve Bruton(1)(6)	321,055	*
Mario M. Rosati(1)(4)	94,898	*
John C. Bolger(1)	124,625	*
Neil R. Bonke(1)	194,997	*
Joseph M. Schell(1)(2)	197,143	*
Wayne Shortridge(1)(2)	40,964	*
Bernard V. Vonderschmitt(1)(2)	338,443	*

	Shares Beneficially	Approximate Percent
Name	Owned	Owned

Jacqueline M. Ward(1)(2)	47,068	*
All directors and executive officers as a group (14 persons)(1)(2)	12,460,135	2.4%

*	Less than 1%.

(1)	Includes stock issuable upon exercise of options that are exercisable within 60 days after November 30, 2002.

(2)	Includes shares held in Outside Director’s Deferred Compensation Plan.

(3)	Includes 226,391 shares held by Eugene and Patricia Sapp Charitable Remainder Unitrust, A. Eugene Sapp, Trustee.

(4)	Includes 9,000 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 2,248 shares held by WS Investment Co 99B, which Mr. Rosati is the Director.

(5)	Includes 33,764 shares held by Sola Partners, L.P.

(6)	Includes 86,337 shares held by the Bruton Family Trust, Stephen F. Bruton and Lori R. Bruton, as Trustees.

(7)	Includes 6,440 shares held by Ramakrishna Pillai C/F Sudha Yvonne Pillai UTMA/LA, Ramakrishna Hari Pillai, as Custodian.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Sanmina-SCI believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, Sanmina-SCI intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Brokers may indicate on the enclosed proxy or its substitute that they do not have discretionary authority as to certain shares to vote on a particular matter for which they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

      The New York Stock Exchange (“NYSE”) has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal. Stockholders should note that although our Common Stock is traded on the Nasdaq Stock Market, and not the NYSE, this proposed rule is likely to be applicable to their shares held in broker or nominee name as most brokerage firms that trade shares on Nasdaq are also NYSE member firms.

      Except as described in the preceding paragraph, any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. In addition, the proxy holders will vote as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

      The cost of soliciting proxies will be borne by us. We may retain the services of our transfer agent, Wells Fargo Shareholder Services, or other proxy solicitors to solicit proxies, for which we estimate that we would pay fees not to exceed an aggregate of $20,000. In addition, we expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Stockholder Proposals for 2004 Annual Meeting

      Proposals that are intended to be presented by our stockholders at the 2004 Annual Meeting must be received by us no later than September 1, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of ten members. Director Joseph Schell has decided not to seek nomination for election as a director at the Annual Meeting, and the Board of Directors has determined that the Board of Directors will consist of nine members following the Annual Meeting. All nine positions on the Board of Directors are to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board’s nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person’s successor has been elected.

      The Board of Directors recommends a vote FOR the nominees listed below:

Name Of Nominee	Age	Principal Occupation	Director Since

Jure Sola	51	Chairman and Chief Executive Officer of Sanmina-SCI Corporation	1989
A. Eugene Sapp, Jr.	66	Executive of Sanmina-SCI Corporation	2001
John C. Bolger	56	Private Investor	1994
Neil R. Bonke	60	Private Investor	1995
Randy W. Furr	48	President and Chief Operating Officer of Sanmina-SCI Corporation	1999

Name Of Nominee	Age	Principal Occupation	Director Since

Mario M. Rosati	56	Member, Wilson Sonsini Goodrich & Rosati	1997
Bernard V. Vonderschmitt	79	Chairman of the Board of Xilinx, Inc.	1990
Wayne Shortridge	64	Partner, Paul, Hastings, Janofsky & Walker LLP	2001
Jacqueline M. Ward	64	Outside Managing Director, Intec Telecom Systems, USA	2001

      Mr. Sola has served as our chief executive officer since April 1991 and co-chairman of our board of directors since December 2001. In 1980 Mr. Sola co-founded Sanmina and initially held the position of vice president of sales. In October 1987, he became vice president and general manager of Sanmina, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as president of Sanmina. In March 1996, Mr. Sola relinquished the title of president when Mr. Furr was appointed to the position. Mr. Sola served as chairman of Sanmina’s board of directors from April 1991 until the merger with SCI in December 2001 when Mr. Sola became co-chairman of Sanmina-SCI’s board of directors.

      Mr. Sapp served as co-chairman of the Sanmina-SCI Board of Directors from December 2001 to December 2002 and continues to serve as a director and executive of Samina-SCI. In 1962, Mr. Sapp joined SCI and after holding several positions, was promoted to president and chief operating officer in 1981. In July 1999, Mr. Sapp was appointed chief executive officer of SCI. and served as chairman of the board and chief executive officer from July 2000 until our merger with SCI.

      Mr. Bolger has served as a director of our company since 1994. Mr. Bolger has been a private investor for the past ten years and is the retired vice president of finance and administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger serves as a director of Wind River Systems, Inc., a software company, JNI Corporation, a fiber channel manufacturer, Integrated Device Technology, Inc., a semiconductor company and Mission West Properties, Inc., a real estate investment trust, all publicly held companies.

      Mr. Bonke has served as a director of our company since 1995. Mr. Bonke has been a private investor for the past five years and is the retired chairman of the board and chief executive officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Boxer Cross Inc. and SpeedFam — IPEC, Inc., both semiconductor equipment companies. He is a past director of San Jose State University Foundation.

      Mr. Furr has served as a director of our company since December 1999 and as our president and chief operating officer since March 1996. In August 1992, Mr. Furr joined our company as vice president and chief financial officer. Mr. Furr is a certified public accountant.

      Mr. Rosati has served as a director of our company since 1997. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, interWAVE Communications International Ltd., a provider of compact mobile wireless network systems solutions, Symyx Technologies, Inc., a combinatorial materials science company, The Management Network Group, Inc., a management consulting firm focused on the telecommunications industry, and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies. He is also a director of a number of privately held companies.

      Mr. Shortridge has served as a director of our company since December 2001. From 1992 until we merged with SCI, he served as director of SCI. Mr. Shortridge is an attorney and a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP in Atlanta, Georgia.

      Mr. Vonderschmitt has served as a director of our company since October 1990. In 1984, he co-founded Xilinx, Inc., a manufacturer of field programmable gate array semiconductor products and related system software. From February 1984 through February 1996, he served as chief executive officer and as a director of Xilinx, Inc. and has served as the chairman of its board of directors since February 1996. Mr. Vonderschmitt is also a director of Credence Systems Corporation, a manufacturer of semiconductor test equipment and a publicly held company.

      Ms. Ward has served as a director of our company since December 2001. From 1992 until we merged with SCI, she served as a director of SCI. Ms. Ward also serves as a director of Anthem, Inc., Bank of America Corporation, Equifax, Inc., a credit information service, Flowers Foods, Inc., a baking company, PRG Schultz International, Inc., a recovery audit service provider, and SYSCO Corporation, a food service distributor, all publicly held companies. Ms. Ward is the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products.

      There are no family relationships among our directors or executive officers.

Board Meetings, Committees and Director Compensation

      The Board of Directors held nine meetings during the fiscal year ended September 28, 2002. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     Audit Committee

      The Audit Committee currently consists of directors Neil Bonke, John Bolger and Joseph Schell. Mr. Bolger is the chairman of the Audit Committee. As Mr. Schell is not a nominee for election as a director at the Annual Meeting, the Board of Directors has determined that it will appoint director Bernard Vonderschmitt to replace Mr. Schell on the Audit Committee immediately following the Annual Meeting, assuming Mr. Vonderschmitt is re-elected by the stockholders.

      The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also reviews and monitors our internal audit function and receives regular reports from the internal audit department. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of our independent auditors. The Audit Committee held six meetings in the last fiscal year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market, the principal trading market of our Common Stock). The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.”

     Compensation Committee

      The Compensation Committee currently consists of directors Neil Bonke, Bernard Vonderschmitt and Jacqueline Ward. Mr. Bonke is the chairman of the Compensation Committee. Due to the anticipated change in the composition of the Audit Committee, the Board of Directors has determined that it will appoint Mr. Shortridge to replace Mr. Vonderschmitt on the Compensation Committee immediately following the Annual Meeting, assuming Mr. Shortridge is re-elected by the stockholders

      The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. The Compensation Committee also approves all stock option and other equity compensation awards for our executive officers and also considers and evaluates overall compensation policies and strategies for the company. The Compensation Committee held two meetings during the last fiscal year.

      Compensation Committee Interlocks and Insider Participation. All of the current members of the Compensation Committee meet the Nasdaq Stock Market’s requirements for independence from Sanmina-SCI. Prior to September 9, 2002, Jure Sola, the company’s chief executive officer, served as a member of the Compensation Committee. During the period in which Mr. Sola served as a member of the Compensation Committee, Sanmina-SCI had a separate Officer Stock Committee, which consisted of the independent members of the Compensation Committee and which was responsible for review and approval of equity and stock-based compensation for the company’s executive officers. On September 9, 2002, when the Compensation Committee was constituted in its current form, the Officer Stock Committee was no longer necessary and was disbanded. At that time, the Compensation Committee assumed responsibility for equity and stock-based compensation matters affecting the company’s executive officers. During the period that Mr. Sola served as a member of the Compensation Committee, he did not participate in deliberations of this committee regarding his compensation. No other executive officer of Sanmina-SCI has ever served as a member of the Compensation Committee.

     Nominating and Governance Committee

      The Nominating and Governance Committee currently consists of directors Mario Rosati, Joseph Schell, Wayne Shortridge and Bernard Vonderschmitt. Mr. Schell is chairman of the Nominating and Governance Committee. As Mr. Schell is not a nominee for election as a director at the annual meeting, the Board of Directors has determined that it will appoint Mr. Shortridge to be chairman of the Nominating and Governance Committee immediately following the annual meeting, assuming Mr. Shortridge is re-elected by the stockholders.

      The Nominating and Governance committee is responsible for both nominating and governance functions. Nominating functions include development of general criteria regarding the qualifications and selection of board members and the recommendation of candidates for election to the Board. Governance functions include development of overall governance guidelines for the Board of Directors and the Company, overseeing and evaluating the overall performance of the Board of Directors and the chief executive officer, and executive recruitment, development and succession planning.

     Director Compensation

      Directors who are not our employees (“Outside Directors”) are paid an annual retainer of $10,000, a fee of $2,000 for attending each board meeting and a fee of $1,000 for attending each committee meeting. In June 2002, the Board approved the establishment of the Sanmina-SCI Deferred Compensation Plan for Outside Directors, which provides eligible directors an opportunity to defer payment of all or part of their compensation payable to them for acting as our directors. The directors are also reimbursed for travel and related expenses incurred by them in attending board and committee meetings.

      Upon first becoming a director, each new Outside Director is eligible for a discretionary stock option grant under our 1999 Stock Option Plan. In addition, each continuing Outside Director currently receives (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an annual grant of an option to purchase up to 20,000 shares of Common Stock.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES TO THE BOARD LISTED ABOVE.

PROPOSAL NO. 2:

ADOPTION OF 2003 EMPLOYEE STOCK PURCHASE PLAN

      The 1993 Employee Stock Purchase Plan (the “1993 ESPP”) was previously adopted by our Board of Directors and approved by our stockholders. Employees have participated in that plan since April 1993. The 1993 ESPP is terminating pursuant to its own terms and as a result no further purchases will be made under that plan after the next scheduled purchase thereunder. Our Board of Directors determined that it is in the best interests of the Company and its stockholders to adopt a new employee stock purchase plan. As such, the

Board of Directors has put forth for approval of our stockholders the 2003 Employee Stock Purchase Plan, which is intended to supercede and replace the 1993 ESPP following the next scheduled purchase under the 1993 ESPP. If our stockholders approve the adoption of the new employee stock purchase plan, the total number of shares of Common Stock available to be issued under such plan will be 9,000,000. As of the date of Board of Directors’ adoption of the employee stock purchase plan, no options had yet been granted under the new employee stock purchase plan.

     General

      Our 2003 Employee Stock Purchase Plan was adopted by the Compensation Committee of our Board of Directors in December 2002. The purpose of the 2003 Employee Stock Purchase Plan is to provide employees with an opportunity to purchase our common stock through payroll deductions. On December 16, 2002, the last reported sales price of Sanmina-SCI’s Common Stock on the Nasdaq National Market was $4.33 per share.

     Administration

      Our 2003 Employee Stock Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the 2003 Employee Stock Purchase Plan are determined by our Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility

      Each of our employees or the employees of our designated subsidiaries is eligible to participate in the 2003 Employee Stock Purchase Plan; except that no employee shall be granted an option under the Employee Stock Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Approximately 39,000 employees currently are expected to be eligible to participate in the 2003 Employee Stock Purchase Plan.

     Offering Period

      Our 2003 Employee Stock Purchase Plan has consecutive and overlapping twelve month offering periods that usually begin every six months. Each twelve month offering period includes two six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of our common stock are purchased with a participant’s accumulated payroll deductions. Our Board of Directors has the power to change the duration of future offering periods. Prior to the beginning of each offering period, our Board of Directors will determine the maximum aggregate number of shares that may be purchased by all participants in an offering period from the pool of shares then available for issuance under the 2003 Employee Stock Purchase Plan. To participate in the 2003 Employee Stock Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the 2003 Employee Stock Purchase Plan. Such payroll deductions may not exceed 10% of a participant’s compensation during the offering period. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

     Purchase Price

      Shares of our common stock may be purchased under the 2003 Employee Stock Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the purchase period by the purchase price.

     Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 10,000 shares each purchase period.

     Withdrawal

      Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

     Termination of Employment

      Upon termination of a participant’s employment for any reason, including disability or death, his or her option and participation in the 2003 Employee Stock Purchase Plan will immediately cease. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2003 Employee Stock Purchase Plan.

     Adjustments; Merger or Change of Control

      Adjustments. In the event of any stock split, stock dividend or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 2003 Employee Stock Purchase Plan.

      Merger or Change of Control. In the event of any merger or our “change of control,” as defined in the 2003 Employee Stock Purchase Plan, each option under the 2003 Employee Stock Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date.

     Amendment and Termination of the Plan

      Our Board of Directors may at any time terminate or amend the 2003 Employee Stock Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Internal Revenue Code.

     Number of Shares Purchased by Certain Individuals and Groups

      Given that the number of shares that may be purchased under the 2003 Employee Stock Purchase Plan is determined, in part, on the stock’s market value on the first and last day of the offering period and given that participation in the 2003 Employee Stock Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

     Certain Federal Income Tax Information

      The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 2003 Employee Stock Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

      The 2003 Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2003 Employee Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

      The approval of the 2003 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On April 18, 2002, the Audit Committee determined that it would replace Arthur Andersen LLP as our independent auditors and engaged KPMG LLP as our independent auditors for the fiscal year 2002. The Audit Committee has approved, subject to stockholder ratification, the selection of KPMG LLP as our independent auditors for the fiscal year ending September 27, 2003.

      The Board of Directors confirmed the Audit Committee’s selection of KPMG LLP as our independent auditors to audit the financial statements of Sanmina-SCI for the fiscal year ending September 27, 2003. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and voting is necessary to ratify the appointment of KPMG LLP as our independent auditors. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      During our fiscal years ended September 29, 2001 and September 30, 2000 and the interim period from September 30, 2001 through April 18, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal years ended September 29, 2001 and September 30, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. No reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, has occurred during the fiscal years ended September 29, 2001 and September 30, 2000 or the interim period from September 30, 2001 through April 18, 2002.

      During our fiscal years ended September 29, 2001 and September 30,2000, and in the interim period from September 30, 2001 through April 18, 2002, we have not consulted with KPMG LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or reportable event.

      The following is a summary of fees paid to KPMG for the year ended September 28, 2002:

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements and statutory audits for the year ended September 28, 2002, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the year ended September 28, 2002 were $1,975,000.

Audit-Related Fees

      The aggregate fees billed for non-audit services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during the fiscal year ended September 28, 2002, were $273,000. These services include accounting consultation and assistance on proposed transactions, assistance and audit report consent issuance for various filings with the SEC and other services.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by KPMG for information technology services during the fiscal year ended September 28, 2002.

All Other Fees

      The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit and non-audit fees, rendered by KPMG during the fiscal year ended September 28, 2002, was $1,589,000. These other services consisted primarily of tax compliance and tax consultation services.

      The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2003.

Report of the Audit Committee of the Board of Directors

      The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company’s financial reporting process. The Audit Committee’s purpose is more fully described in its charter, which the Audit Committee has adopted and is included as Appendix A to this proxy statement. The Audit Committee reviews this charter on an annual basis. Under this charter, the Audit Committee consists of at least three directors, all of whom must qualify as independent directors under the rules of the Nasdaq Stock Market. The Audit Committee currently consists of directors Neil Bonke, John Bolger and Joseph Schell. As Mr. Schell is not a nominee for election as a director at the Annual Meeting, the Board of Directors has determined that it will appoint director Vonderschmitt to replace Mr. Schell on the Audit Committee immediately following the Annual Meeting, assuming Mr. Vonderschmitt is re-elected by the stockholders.

      On April 18, 2002, the Audit Committee determined that it would replace Arthur Andersen LLP as our independent auditors and engaged KPMG LLP as our independent accountants for the fiscal year 2002. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2003.

      Management is responsible for the internal controls and the financial reporting process. KPMG, our independent auditors, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Audit Committee has reviewed the audited financial statements for fiscal 2002 and has met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee discussed with KPMG the overall scope and plans for their respective audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

      The Audit Committee reviewed with KPMG their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 “Communication with Audit Committees.” KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Audit Committee has also discussed with KPMG the firm’s independence. In addition, the Audit Committee has considered whether the nonaudit services provided by KPMG are compatible with maintaining KPMG’s independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 28, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also approved, subject to stockholder ratification, the selection of KPMG as our independent auditors for the fiscal year ending September 27, 2003.

Respectfully submitted,

The Audit Committee of the Sanmina-SCI
Corporation Board of Directors

John Bolger, Chairman
Neil Bonke
Joseph Schell

EXECUTIVE COMPENSATION

Compensation Tables

      Summary Compensation Table. The following table sets forth the compensation paid by us to the Chief Executive Officer and each of the four other most highly compensated executive officers of Sanmina-SCI, for each of the three fiscal years in the period ending September 28, 2002.

				Long-Term
				Compensation
		Annual Compensation		Awards of	All Other
	Fiscal			Options	Compensation
Name And Principal Position	Year	Salary($)	Bonus($)	(# of Shares)	($)(1)

Jure Sola	2002	$550,000	$—	1,100,000	$55,797
Chief Executive Officer	2001	546,654	—	380,000	55,240
and Co-Chairman of the Board	2000	480,000	800,000	500,000	52,974
Randy W. Furr	2002	$425,000	$—	880,000	$32,824
President, Chief Operating Officer	2001	423,942	—	300,000	32,267
	2000	370,000	600,000	400,000	34,416
Rick R. Ackel	2002	$300,000	$—	385,000	$9,443
Executive Vice President	2001	300,000	180,000	30,000	10,906
and Chief Financial Officer(2)	2000	71,538	75,000	300,000	2,633
Hari Pillai	2002	$253,000	$—	290,000	$22,629
President and General Manager,	2001	252,366	—	85,000	22,396
EMS Division	2000	219,327	137,500	200,000	22,599
Stephen F. Bruton	2002	$250,000	$—	200,000	$24,136
President and General Manager,	2001	248,683	—	80,000	25,194
PCB Fabrication	2000	188,164	136,125	90,000	24,106

(1)	Includes car allowance, premium payments for executive life, medical and dental insurance and company 401(k) matching contributions.

(2)	Mr. Ackel joined Sanmina-SCI on June 29, 2000 as executive vice president and chief financial officer.

      Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended September 28, 2002 to each executive officer named in the Summary Compensation Table above.

		% of Total
		Options
		Granted	Exercise		Stock Price Appreciation
		To	or Base		For Option Term (2)
	Options	Employees	Price(1)	Expiration
Name	Granted(1)(#)	In FY02	($/Sh)	Date	5%($)	10%($)

Jure Sola	500,000	3.0%	$13.28	10/1/11	$4,175,860	$10,582,450
Jure Sola	600,000	3.6%	$4.07	7/31/12	$1,535,761	$3,891,919
Randy W. Furr	400,000	2.4%	$13.28	10/1/11	$3,340,688	$8,465,960
Randy W. Furr	480,000	2.9%	$4.07	7/31/12	$1,228,609	$3,113,535
Rick R. Ackel	225,000	1.4%	$13.28	10/1/11	$1,879,137	$4,762,102
Rick R. Ackel	160,000	1.0%	$4.07	7/31/12	$409,536	$1,037,845
Hari Pillai	140,000	0.9%	$13.28	10/1/11	$1,169,241	$4,762,102
Hari Pillai	150,000	0.9%	$4.07	7/31/12	$383,940	$972,980
Stephen F. Bruton	100,000	0.6%	$13.28	10/1/11	$835,172	$2,116,490
Stephen F. Bruton	100,000	0.6%	$4.07	7/31/12	$255,960	$648,653

(1)	The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation. We do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

      Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended September 28, 2002 and the year-end value of unexercised options:

	Shares		Number of Unexercised		Value of Unexercised In-
	Acquired on	Value	Options At Year-End		The-Money Options At
	Exercise	Realized(1)	Exercisable/Unexercisable		Year-End(2)
Name	(#)	($)	(#)		Exercisable/Unexercisable($)

Jure Sola	—	$—	5,073,054/	1,575,330	$4,014,897/—
Randy W. Furr	24,439	$177,548	2,323,169/	1,252,792	$343,245/—
Rick R. Ackel	—	$—	169,418/	530,582	$ —/—
Hari Pillai	—	$—	282,777/	386,415	$ —/—
Stephen F. Bruton	—	$—	203,386/	286,668	$ —/—

(1)	Represents the fair market value of the ordinary shares underlying the option on the date of exercise less the aggregate exercise price of the option.

(2)	Based on a fair market value of $2.96, which was the last reported sale price of our Common Stock on September 28, 2002.

      Executive Deferred Compensation Plan — The Executive Deferred Compensation Plan (the “Executive Plan”) was adopted by the Board of Directors in December 2002. The Executive Plan is a non-qualified plan that allows eligible highly compensated executives to defer payment of all or part of their annual salary and bonus on a pre-tax basis. Earnings or losses on account balances are tax-deferred until paid out.

COMPENSATION COMMITTEE REPORT

      The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

Compensation Committee Report

      Compensation Philosophy. The goals of our executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting Sanmina-SCI in meeting revenue and profitability targets.

      Compensation for our executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

      Cash-Based Compensation. Each fiscal year, the Compensation Committee reviews with the chief executive officer and approves, with appropriate modifications, an annual base salary plan for our executive officers. This base salary plan is based on industry and peer group surveys and performance judgements as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the chief executive officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in leading Sanmina-SCI. For fiscal 2002, no cash bonuses were paid to the chief executive officer, the chief operating officer or the chief financial officer. It was agreed that incentive compensation for this year should be focused primarily upon stock option grants.

      Stock Options. During each fiscal year, the Officer Stock Committee (and currently the Compensation Committee) considers the desirability of granting to executive officers awards under our 1999 Incentive Stock Plan, which allows for the grant of longer-term incentives in the form of stock options. In fixing the grants of stock options to executive officers (other than the chief executive officer) in the last fiscal year, the Committee reviewed with the chief executive officer the recommended individual award, taking into account the officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer, and the number of options previously granted to the officer. All stock options granted to executive officers in the last fiscal year provide for vesting over a five-year period. During the fiscal year ended September 28, 2002, option awards exercisable for up to 1,100,000, 880,000 and 385,000 shares of our Common Stock were made to the chief executive officer, the chief operating officer and the chief financial officer, respectively.

Respectfully submitted,

The Compensation Committee of the Sanmina-SCI
Corporation Board of Directors

Neil Bonke, Chairman
Jacqueline Ward
Bernard Vonderschmitt

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder returns for our Common Stock, the Standard & Poor’s 500 Stock Index (“S&P 500 Stock Index”), and the Nasdaq Electronic Components Index (Standard Industrial Classification 367). In fiscal 2001, the graph showed a comparison of cumulative total stockholder returns for our Common Stock, the Nasdaq Stock Market (U.S.) Index, and an index based on companies in a peer group (Standard Industrial Classification 3670 — Electronic Components). We are transitioning to the S&P 500 Stock Index from the Nasdaq Stock Market Index as we are now included in the S&P 500 Stock Index. We are transitioning to the Nasdaq Electronic Component Index from the peer group index, as we believe that the companies comprising the Nasdaq Electronic Component Index are more aligned with our Standard Industrial Classification than the companies in the previously used peer group. The graph assumes an investment of $100 on September 30, 1997. The performance shown is not necessarily indicative of future performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG SANMINA-SCI CORPORATION, THE S&P 500 STOCK INDEX, THE NASDAQ
ELECTRONIC COMPONENTS INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

*	$100 invested on 9/30/97 in stock or index — including reinvestment of dividends. Fiscal year ending September 30.

			NASDAQ
			ELECTRONIC	NASDAQ STOCK
	SANMINA-SCI	S&P 500 STOCK	COMPONENTS	MARKET (U.S.)	PEER
	CORPORATION	INDEX	INDEX	INDEX	GROUP

Sep-97	100.00	100.00	100.00	100.00	100.00
Sep-98	64.98	109.05	79.62	101.58	48.38
Oct-99	178.77	139.37	161.82	165.95	128.63
Sep-00	432.64	157.88	284.59	220.33	196.30
Sep-01	125.50	115.58	80.21	90.05	111.69
Sep-02	25.60	92.12	53.51	70.90	56.50

CERTAIN TRANSACTIONS

      Our Certificate of Incorporation, as amended, provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes us to indemnify its directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors providing such indemnification. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance.

      During fiscal 2002, Mario M. Rosati, a nominee for election to our Board of Directors, and Christopher D. Mitchell, our secretary, were also members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California (“WSGR”). We retained WSGR as our legal counsel during the fiscal year. We plan to retain WSGR as our legal counsel again during fiscal 2003. We paid WSGR approximately $3.5 million in legal fees during fiscal 2002. The amounts paid to WSGR were less than 5% of WSGR’s total gross revenues for its last completed fiscal year.

      Merger costs for the SCI acquisition included a payment of $13.1 million to Merrill Lynch & Co. Joseph Schell, a current member of our Board of Directors, is the former chairman of Merrill Lynch & Co.’s Global Technology Investment Banking Group.

      In April 2002, we entered into a promissory note agreement with Randy W. Furr, our President, Chief Operating Officer and nominee for election to our Board of Directors, for $425,000 plus interest at 5.25% per annum. The purpose of the note was to provide funds to pay income taxes related to company stock options exercised by Mr. Furr. In October 2002, the Compensation Committee approved the payment of an extraordinary bonus to repay the $425,000 principal amount of the note plus accrued interest of $13,016. This bonus will be offset against future bonus awards. Mr. Furr has used the proceeds of this bonus to repay the loan. Consistent with the provisions of the Sarbanes-Oxley Act of 2002, Sanmina-SCI has adopted a policy prohibiting future loans to officers and directors.

      As of December 6, 2001, Sanmina Corporation and SCI Systems, Inc. entered into an employment agreement with A. Eugene Sapp for a period of one year in connection with the merger of a wholly-owned subsidiary of Sanmina Corporation with and into SCI Systems, Inc. to form Sanmina-SCI. On December 5, 2002, Sanmina-SCI extended the term of Mr. Sapp’s employment agreement until December 6, 2003. Mr. Sapp has served as a member of Sanmina-SCI’s board of directors since December 2001. Mr. Sapp also served as the co-chairman of Sanmina-SCI’s Board of Directors from December 6, 2001 until December 6, 2002.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 28, 2002 with respect to our shares of Common Stock that may be issued under our existing equity compensation plans.

Number of
Common Shares
Remaining
Available for
Future Issuance
	Number of		Under Equity
	Common Shares to		Compensation
	be Issued Upon		Plans (excluding
	Exercise of	Weighted-Average	Common Shares
	Outstanding	Exercise Price of	Reflected in
Plan Category	Options	Outstanding Options	Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	40,385,992	$13.17	20,368,433 (1)
Equity compensation plans not approved by stockholders(3)	14,025,772	$16.36	993,960 (2)

Total	54,411,764	$13.99	21,362,393

(1)	Of these shares, 19,758,433 shares remain available for grant under the 1999 Plan and 610,000 shares remain available for grant under the 1995 Director Plan.

(2)	Of these shares, 459,450 shares remain available for grant under the 2000 Plan, 394,585 shares remain available for grant under the 1999 French Addendum Plan and 82,700 shares remain available for grant under the 1996 Supplemental Plan.

(3)	We have options outstanding under certain option plans which were assumed by us in connection with business combinations with companies with which we merged or acquired (the “Assumed Plans”). Total stock options exercisable under these plans are 12,087,732 shares. These option plans have a weighted average exercise price of $16.58 per share. Options under the Assumed Plans have been converted into our options and adjusted to reflect the appropriate conversion ratio as specified by the applicable acquisition agreement, but are otherwise administered in accordance with the terms of the Assumed Plans. Options under the Assumed Plans generally vest over four years and expire 10 years from the date of grant. Options available for grant under the Assumed Plans totaling 57,225 shares are included in the above table.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2002 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 Fiscal Year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners with the following exceptions: Mr. Schell, Mr. Vonderschmitt, and Ms. Ward each did not timely file a Form 4 and Mr. Shortridge did not timely file Forms 4 on two occasions. Subsequently, such Form 4 reports have been filed.

CORPORATE GOVERNANCE

      Sanmina-SCI has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, Sanmina-SCI has implemented governance policies and practices which it believes meet or exceed the standards defined in recently enacted legislation and in the rules proposed by the Nasdaq Stock Market, the principal trading market for our Common Stock.

     Independent Directors

•	A majority of our Board members are independent of the company and its management as defined by the Securities and Exchange Commission and the Nasdaq Stock Market.

•	The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

     Nominating and Governance Committee

•	The Nominating and Governance Committee has adopted a charter that meets SEC and Nasdaq standards and is included as Appendix B to this proxy statement.

•	Nominating and Governance Committee members all qualify as independent directors under the requirements of the Nasdaq Stock Market.

•	Review of management succession plans is the responsibility of the Nominating and Governance Committee as defined by the Charter of the Nominating and Governance Committee.

     Compensation Committee

•	The Compensation Committee meets the applicable tests for independence as defined by the SEC, the Nasdaq and Internal Revenue Service rules.

•	The Compensation Committee has adopted a charter that meets SEC and Nasdaq standards and is included as Appendix C to this proxy statement.

•	Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

•	Director compensation guidelines are determined by the Compensation Committee.

     Audit Committee

•	The Board’s Audit Committee has established policies that are consistent with the corporate reform laws for auditor independence.

•	Audit Committee members all meet the applicable tests for independence from Company management and requirements for financial literacy.

•	The chair of the Audit Committee has the requisite financial management expertise.

•	KPMG LLP, our independent auditors, report directly to the Audit Committee.

•	The internal audit function of the company reports its status and findings directly to the Audit Committee.

     Shareholder Approval of Equity Compensation Plans

•	The company requires shareholder approval of all equity-compensation plans.

     Corporate Governance Guidelines

•	The company has adopted a set of Corporate Governance Guidelines that meet the standards defined by the SEC and the Nasdaq, including specifications for director qualification and responsibility, and are included as Appendix D to this proxy statement.

•	Continuing education for directors is contemplated by our Corporate Governance Guidelines.

     Code of Business Conduct and Ethics

•	The company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and management employees.

•	All executive officers and management employees are trained in the Code of Business Conduct and Ethics as part of new-employee orientation, and all are required to affirm in writing their acceptance of the code.

•	All executive officers and management employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

•	An ethics hot line (voicemail and email) is available to all employees, customers and suppliers to enable confidential and anonymous reporting of questionable practices, including if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee.

     Personal Loans to Executive Officers and Directors

•	The company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extension of credit to any executive officer or director.

OTHER MATTERS

      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

      WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 2700 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
SANMINA-SCI CORPORATION
(A Delaware Corporation and a Nasdaq-Listed Company)

Purpose:

      The purpose of the Audit Committee of the Board of Directors of Sanmina-SCI Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities such that this member will meet the “financial experience” requirements of the SEC, the NASDAQ and the Sarbanes-Oxley Act of 2002.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve (i) the hiring and firing of the independent auditors; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

      The Audit Committee will meet at least five times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company and the Principal Accounting Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter. Finally, the Committee will meet with the Company’s Internal Audit Manager in executive session at least two times annually.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

Compensation:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors upon recommendation of the Compensation Committee. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors upon recommendation of the Compensation Committee.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

CHARTER FOR THE

NOMINATING AND GOVERNANCE COMMITTEE
OF
SANMINA-SCI CORPORATION

Purpose:

      The purpose of the Nominating and Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the board by identifying prospective director nominees and to recommend to the board the director nominees for the next annual meeting of shareholders; (2) develop and recommend to the board the governance principles applicable to the Company; and (3) recommend to the board director nominees for each committee.

Committee Membership and Organization:

•	The nominating and Governance Committee shall be comprised of no fewer than three (3) members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of the Nasdaq Stock Market.

•	The members of the Nominating and Governance committee shall be appointed and replaced by the board.

Committee Responsibilities and Authority:

•	Evaluate the current composition, organization and governance of the board and its committees, determine future requirements and make recommendations to the board for approval.

•	Determine on an annual basis desired board qualifications, expertise and characteristics and conduct searches for potential board members with corresponding attributes. Evaluate and propose nominees for election to the board. In performing these tasks the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Annually review and evaluate its own performance; oversee the board performance evaluation process including conducting surveys for director observations, suggestions and preferences.

•	Form and delegate authority to subcommittees when appropriate.

•	Evaluate and make recommendations to the Board concerning the appointment of directors to board committees, the selection of board committee chairs, and proposal of the board slate for election. Consider shareholder nominees for election to the board.

•	Evaluate and recommend termination of membership of individual directors in accordance with the board’s governance principles, for cause or for other appropriate reasons.

•	Conduct an annual review with the CEO on CEO succession planning and evaluate the CEO’s management succession plan for all other senior management positions, report its findings and recommendations to the board, and work with the board in evaluating potential successors to executive management positions.

•	Conduct an annual review of the crisis management plan prepared by senior management, such plan to include replacement of key management upon their death or disability.

•	Coordinate and approve committee meeting schedules.

B-1

•	Make regular reports to the board.

•	Review and re-examine this Charter annually and make recommendations to the board for any proposed changes.

•	In performing its responsibilities, the Nominating and Governance committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

Minutes:

      The Governance Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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APPENDIX C

CHARTER FOR THE

COMPENSATION COMMITTEE
OF
SANMINA-SCI CORPORATION

Purpose:

      The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Sanmina-SCI Corporation (the “Company”) shall be to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers. The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee shall also have overall responsibility for reviewing and approving compensation for non-employee members of the Board of Directors.

      The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership and Organization:

      The Compensation Committee will be appointed by and will serve at the discretion of the Board. The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee shall meet the (i) independence requirements of the listing standards of the Nasdaq Stock Market, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The members of the Compensation Committee will be appointed by the Board on the recommendation of the Nominating & Governance Committee. Compensation Committee members will serve at the discretion of the Board.

Committee Responsibilities and Authority:

•	The Compensation Committee shall annually review and recommend to the full Board compensation for the CEO, and review and approve compensation for the executive officers of the Company including without limitation (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements. In recommending compensation for the CEO, the Committee will set annual performance related goals. Equity compensation arrangements involving executive officers that are “reporting persons” for purposes of Section 16 of the Exchange Act shall be reviewed and approved by the Compensation Committee such that the provisions of SEC Rule 16b-3 are complied with.

•	The Compensation Committee may make recommendations to the board with respect to incentive compensation plans.

•	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

•	The Compensation Committee shall make regular reports to the Board.

•	The Compensation Committee shall report to the stockholders of the Company annually in the Company’s proxy statement for its annual meeting of stockholders in accordance with the requirements of the SEC.

•	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

C-1

•	The Compensation Committee shall annually review its own performance.

•	The Compensation Committee may retain a compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation on such terms as are determined by the Compensation Committee. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Minutes:

      The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

C-2

APPENDIX D

CORPORATE GOVERNANCE GUIDELINES

OF
SANMINA-SCI CORPORATION

Overview — The Role of the Board of Directors:

      It is the paramount duty of the Board of Directors to oversee the CEO and other senior management in the competent and ethical operation of the corporation. To satisfy this duty the directors will take a proactive, focused approach to their position, and set standards to ensure that the corporation is committed to business success through maintenance of high standards of responsibility and ethics.

      Directors bring to the corporation a wide range of experience, knowledge and judgment, and bring these skills to bear for the corporation. These varied skills mean that good governance depends on far more than a “check the box” approach to standards or procedures. The governance structure in the company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

      Effective directors maintain an attitude of constructive skepticism and careful review. Our directors know that their job requires them to ask probing questions of management and to take the action necessary to get accurate and honest answers. our directors also rely on the advice, reports and opinions of management, counsel and our expert advisers. In doing so the board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

      Finally, our board prides itself on keeping up to date on best governance practices. We, working together with management and our advisers, look to the knowledge and information of others in the governance debate for additional information on how to manage our affairs. We particularly note the recent efforts by various exchanges as well as the Securities and Exchange Commission and the Business Roundtable to promote better governance. We intend to continually monitor the way we govern ourselves, including reviewing whether there are alternatives or new ideas which would strengthen our governance structures.

Director Qualifications:

      The board shall have a majority of directors who meet the criteria for independence established by NASDAQ. Directors will be nominated by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. The Nominating and Governance Committee is responsible for reviewing the board, on an annual basis, the appropriate skills and characteristics required of board members as well as the composition of the board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, skills, age and experience in such areas as operations, technology, finance, marketing, manufacturing and the general needs of the board. The board, together with the Chairman of the Nominating and Governance Committee and the Chairman of the Board, should extend the actual invitation to join the board.

      The board currently has 10 members. The board reviews from time to time the appropriateness of its size.

      The board, through the Nominating and Governance Committee, will have the opportunity to review the appropriateness of the continued service of directors who change their position or responsibility that they held when they were elected to the board.

      Each board member must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as director. Directors should advise the Nominating and Governance Committee of any invitations to join the board of any other public company prior to accepting another directorship.

      The board believes that term limits are on balance not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company. As an alternative to term limits the Nominating and Governance Committee will review the appropriateness of each board member’s continued service in connection with each annual meeting but in any event, no less frequently than every three years.

Director Responsibilities:

      The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should be able to rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors. The directors should have the benefit of directors’ and officers’ insurance, paid by the company, to indemnification to the fullest extent allowed under the Company’s charter and Delaware law, and to exculpation as provided by Delaware law and the Company’s charter.

      Board members are expected to appropriately prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed and as often as necessary to properly discharge their obligations. Information and data that is important to the board’s understanding of the business to be conducted at a board or committee meeting should generally be distributed in writing to the directors prior to the meeting (at least three calendar days in advance) so that board meeting time may be conserved and discussion time focused on questions that the board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

      The Chairman of the Board will establish the agenda for each board meeting and the Secretary will distribute it in advance to the board. At the beginning of each year the Chairman will, to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company’s long-term strategic plans and the big-picture challenges faced by the Company in executing on these plans during at least one board meeting per year.

      The board’s policy is to have a separate meeting time for the outside directors. Such meetings should occur on at least a quarterly basis.

      The board believes that management speaks for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

Board Committees:

      A Nominating and Governance Committee, Audit Committee and Compensation Committee of the board shall exist at all times. All of the members of these committees will meet the criteria for independence established by the Nasdaq Stock Market. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members will be appointed by the board upon recommendation by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

      Each committee shall have its own charter. The charter will set forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership, committee organization and functioning and how the committee will communicate with the board. The charters will provide that each committee will meet to review its performance at least once a year. The charters will be approved by the full Board.

      The Chairman of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determine the frequency and length of committee meetings and develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full board.

      The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire (at the Company’s expense) independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

      The board may, from time to time, form new committees, as it deems appropriate.

      The Company will also have a Code of Business Conduct and Ethics, which will be reviewed by the Board on an annual basis.

Director Access to Officers and Employees:

      The board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company, and copy the CEO with any written communications, to the extent not inappropriate.

      The board welcomes the attendance of senior officers at each board meeting. The board also encourages management to schedule managers to present at board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the board.

Director Compensation:

      The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies, principles and criteria set forth in its charter. The Compensation Committee will conduct an annual review of director compensation.

CEO Evaluation:

      The Compensation Committee will conduct an annual review of the CEO’s performance, in accordance with the charter and principles of that committee. The Board will review the committee’s report.

Board Evaluation:

      The Nominating and Governance Committee will oversee the annual board evaluation process in accordance with the charter and principles of that committee. As part of this process directors will conduct a self-evaluation to review the progress and effectiveness of the board and its committees, and will submit its comments to the Nominating and Governance Committee. The Nominating and Governance Committee will then report back to the board, and the full board will consider and discuss the committee’s report.

Director Orientation and Continuing Education:

      The Company will have an orientation program for new directors, and new directors must participate in the program as soon as reasonably practicable after the annual meeting at which such directors are elected. The orientation program will include presentations that review the Company’s business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs, and its internal and independent auditor. The Orientation should include an introduction to the Company’s senior management, a visit to its corporate headquarters and to representative manufacturing facilities.

      Incumbent directors are also invited to attend the orientation program.

      The Company will implement an appropriate continuing education program in compliance with NASDAQ requirements, as such requirements are promulgated.

SANMINA-SCI CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

January 27, 2003
11:00 a.m.

Sanmina-SCI’s corporate offices
30 E. Plumeria Drive
San Jose, California 95134

Sanmina-SCI Corporation 30 E. Plumeria Drive San Jose, California 95134	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of SANMINA-SCI CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 18, 2002, and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of SANMINA-SCI CORPORATION to be held on January 27, 2003 at 11:00 a.m., local time, at Sanmina-SCI’s corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors: For all nominees listed below (except as indicated.)

01 John C. Bolger	04 Mario M. Rosati	07 Jure Sola
02 Neil R. Bonke	05 A. Eugene Sapp, Jr.	08 Bernard V. Vonderschmitt
03 Randy W. Furr	06 Wayne Shortridge	09 Jacqueline M. Ward

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of that nominee(s) in the box provided to the right.)

2.	Proposal to approve the adoption of the 2003 Employee Stock Purchase Plan:

☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of KPMG LLP as the independent auditors of Sanmina-SCI for its fiscal year ending September 27, 2003:

☐	For	☐	Against	☐	Abstain

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below: ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL TO ADOPT THE 2003 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:

Signature(s) in Box

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)